Exhibit 1.2

AMENDMENT NO. 1 to baird on demand offering sales agreement

April 27, 2012

Robert W. Baird & Co. Incorporated

777 East Wisconsin Avenue

Milwaukee, WI 53202

Ladies and Gentlemen:

Franklin Street Properties Corp., a Maryland corporation (the “Company”) and Robert W. Baird & Co. Incorporated (“Baird”) are parties to that certain Baird On Demand Offering Sales Agreement dated May 6, 2010 (the “Original Agreement”). Capitalized terms used herein without definition shall have the same meanings as set forth in the Agreement, as amended hereby. The parties desire to amend the Original Agreement (the “Amendment”) as follows:

1.    The second paragraph of Section 1 of the Original Agreement is hereby deleted and replaced with the following:

“The Company has filed with the Commission, in accordance with the provisions of the Securities Act, an automatic shelf registration statement on Form S-3 (File No. 333-158898), including a Base Prospectus (as defined below), relating to certain securities, including the Shares to be issued from time to time by the Company, and which incorporates by reference documents that the Company has filed or will file in accordance with the provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “Exchange Act”). The Company has prepared a Prospectus Supplement (as defined below) to the Base Prospectus specifically relating to the Shares. “Original Registration Statement” shall mean the registration statement on Form S-3 (File No. 333-158898), when it became effective, including the information, if any, deemed pursuant to Rule 430A, 430B, or 430C under the Securities Act to be part of such registration statement at the time of its effectiveness and including all documents filed as part thereof or incorporated by reference therein, and including any information contained in a Prospectus (as defined below) subsequently filed with the Commission pursuant to Rule 424(b) under the Securities Act or deemed to be a part of such registration statement pursuant to Rule 430B or Rule 462(b) of the Securities Act.

The Original Registration Statement is to expire April 29, 2012, and the Company has filed a new automatic shelf registration statement on Form S-3 (File No. 333-181009) on April 27, 2012, relating to certain securities, including any remaining Shares to be issued and sold pursuant to this Agreement. “New Registration Statement” shall mean the registration statement on Form S-3 (File No. 333-181009), when it became effective, including the information, if any, deemed pursuant to Rule 430A,

1

430B, or 430C under the Securities Act to be part of such registration statement at the time of its effectiveness and including all documents filed as part thereof or incorporated by reference therein, and including any information contained in a Prospectus (as defined below) subsequently filed with the Commission pursuant to Rule 424(b) under the Securities Act or deemed to be a part of such registration statement pursuant to Rule 430B or Rule 462(b) of the Securities Act.

Prior to the effectiveness of the New Registration Statement, (i) all references to the “Registration Statement” included in this Agreement shall refer to the Original Registration Statement, and (ii) all references to “Base Prospectus” included in this Agreement shall be deemed to refer to the base prospectus, including all documents incorporated therein by reference, included in the Original Registration Statement. After the effectiveness of the New Registration Statement, (i) all references to “Registration Statement” included in this Agreement shall be deemed to refer to the New Registration Statement, and (ii) all references to “Base Prospectus” included in this Agreement shall be deemed to refer to the base prospectus, including all documents incorporated therein by reference, included in the New Registration Statement. “Prospectus Supplement” means any final prospectus supplement relating to the Shares, filed by the Company with the Commission pursuant to Rule 424(b) under the Securities Act and in the form furnished to Baird by the Company in connection with the offering of the Shares. “Free Writing Prospectus” means any “issuer free writing prospectus” as defined in Rule 433 of the Securities Act, relating to the Shares that (i) is required to be filed with the Commission by the Company or (ii) is exempt from filing pursuant to Rule 433(d)(5)(i) of the Securities Act, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g) of the Securities Act. The Base Prospectus, the Prospectus Supplement, and any Free Writing Prospectus shall collectively be referred to herein as the “Prospectus.” Any reference herein to the Registration Statement, the Prospectus or any amendment or supplement thereto shall be deemed to refer to and include the documents incorporated by reference therein (or deemed to be incorporated by reference therein), and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement or the Prospectus shall be deemed to refer to and include the filing after the execution hereof of any document with the Commission deemed to be incorporated by reference therein. For purposes of this Agreement, all references to the Registration Statement, the Prospectus or to any amendment or supplement thereto shall be deemed to include any copy filed with the Commission pursuant to either the Electronic Data Gathering Analysis and Retrieval system or Interactive Data Electronic Applications system (collectively “EDGAR”).”

2.   Clause (A) of Section 6(a) of the Original Agreement is hereby deleted and replaced with the following:

“(A) At the time of filing the Original Registration Statement and the New Registration Statement and on the date of this Agreement,”

2

3.   The first sentence of Section 6(b) of the Original Agreement is hereby deleted and replaced with the following:

“The Original Registration Statement became effective upon filing under Rule 462(e) of the Securities Act (“Rule 462(e)”) on April 29, 2009, the New Registration Statement became effective upon filing under Rule 462(e) on April 27, 2012, and any post-effective amendment thereto also became effective upon filing under Rule 462(e).”

4.   The reference to the “original Registration Statement” in the second sentence of Section 6(b) is hereby deleted and replaced with the “Original Registration Statement.”

5.   Clause (B)(i) of Section 7(h) is hereby deleted and replaced with the following:

“the preparation, printing, filing and delivery to Baird of the Registration Statement and each amendment and supplement thereto, of each Prospectus and each amendment and supplement thereto and any reasonable documented fees or disbursements of counsel for Baird in connection therewith,”

6.   Schedule 2 of the Original Agreement is hereby deleted and replaced with Exhibit A attached hereto.

7.   Schedule 4 of the Original Agreement is hereby deleted and replaced with Exhibit B attached hereto.

8.   Exhibit 7(o)(ii) of the Original Agreement is hereby deleted and replaced with Exhibit C attached hereto.

9.   Representations and Warranties. The Company represents and warrants to Baird that as of the date hereof the representations and warranties contained in Section 6 of the Original Agreement, as amended hereby, are true and correct, before and after giving effect to this Amendment.

10.   Ratification. The Original Agreement (as amended by this Amendment) is hereby ratified and remains in full force and effect.

11.   Entire Agreement; Amendment; Severability. This Amendment together with the Original Agreement (including all schedules and exhibits attached hereto and thereto and Placement Notices issued pursuant hereto and thereto) constitutes the entire agreement and supersedes all other prior and contemporaneous agreements and undertakings, both written and oral, among the parties hereto with regard to the subject matter hereof.

3

12.   Applicable Law; Consent to Jurisdiction. This Amendment shall be governed by, and construed in accordance with, the internal laws of the State of New York without regard to the principles of conflicts of laws. Each party hereby irrevocably submits to the non-exclusive jurisdiction of the state and federal courts sitting in the City of New York, borough of Manhattan, for the adjudication of any dispute hereunder or in connection with any transaction contemplated hereby, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof (certified or registered mail, return receipt requested) to such party at the address in effect for notices to it under this Amendment and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

13.   Waiver of Jury Trial. The Company and Baird each hereby irrevocably waives any right it may have to a trial by jury in respect of any claim based upon or arising out of this Amendment or any transaction contemplated hereby.

14.   Counterparts. This Amendment may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed Amendment by one party to the other may be made by facsimile transmission.

[Remainder of Page Intentionally Blank]

4

If the foregoing correctly sets forth the understanding between the Company and Baird, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding amendment to the Agreement between the Company and Baird.

Very truly yours,

FRANKLIN STREET PROPERTIES CORP.

By:/s/ George J. Carter

Name: George J. Carter

Title: President and Chief Executive Officer

CONFIRMED AND ACCEPTED, as of the date first above written:

ROBERT W. BAIRD & CO. INCORPORATED

By:       /s/ Jeff Rogatz

Name:  Jeff Rogatz

Title:     Managing Director

EXHIBIT A

ROBERT W. BAIRD & CO. INCORPORATED

Contact	E-mail	Phone
John Moriarty	JMoriarty@rwbaird.com	(650) 424-9311
Jeff Rogatz	Jrogatz@rwbaird.com	(703) 918-7825
John Roesner	JRoesner@rwbaird.com	(414) 765-3502
Justin Glasgow	Jglasgow@rwbaird.com	(703) 821-5763

FRANKLIN STREET PROPERTIES CORP.

Contact	E-mail	Phone
George J. Carter	gcarter@franklinstreetproperties.com	(781) 246-4900
Barbara Fournier	bfournier@franklinstreetproperties.com	(781) 557-1302
Scott Carter	scarter@franklinstreetproperties.com	(781) 557-1303
John Demeritt	jdemeritt@franklinstreetproperties.com	(781) 557-1341

EXHIBIT B

Subsidiaries of Franklin Street Properties Corp.

Name	Jurisdiction of Organization
FSP 801 Marquette Avenue LLC	Delaware
FSP 121 South Eighth Street LLC	Delaware
FSP 1410 East Renner Road LLC	Delaware
FSP 380 Interlocken Corp.	Delaware
FSP 390 Interlocken LLC	Delaware
FSP 4807 Stonecroft Boulevard LLC	Delaware
FSP 4820 Emperor Boulevard LLC	Delaware
FSP 909 Davis Street LLC	Delaware
FSP Addison Circle Corp.	Delaware
FSP Addison Circle Limited Partnership	Texas
FSP Addison Circle LLC	Delaware
FSP Blue Lagoon Drive Corp.	Delaware
FSP Blue Lagoon Drive LLC	Delaware
FSP Collins Crossing Corp.	Delaware
FSP Collins Crossing Limited Partnership	Texas
FSP Collins Crossing LLC	Delaware
FSP Dulles Virginia LLC	Delaware
FSP East Baltimore Street LLC	Delaware
FSP Eden Bluff Corporate Center I LLC	Delaware
FSP Eldridge Green Corp.	Delaware
FSP Eldridge Green Limited Partnership	Texas
FSP Eldridge Green LLC	Delaware
FSP Emperor Boulevard Limited Partnership	Delaware
FSP Forest Park IV LLC	Delaware
FSP Forest Park IV NC Limited Partnership	North Carolina
FSP Greenwood Plaza Corp.	Delaware
FSP Hillview Center Limited Partnership	Massachusetts
FSP Holdings LLC	Delaware
FSP Innsbrook Corp.	Delaware
FSP Investments LLC	Massachusetts
FSP Lakeside Crossing I LLC	Delaware
FSP Legacy Tennyson Center LLC	Delaware
FSP Liberty Plaza Limited Partnership	Texas
FSP Montague Business Center Corp.	Delaware
FSP Northwest Point LLC	Delaware
FSP One Legacy Circle LLC	Delaware
FSP One Overton Park LLC	Delaware
FSP Park Seneca Limited Partnership	Massachusetts

Name	Jurisdiction of Organization
FSP Park Ten Development LLC	Delaware
FSP Park Ten Limited Partnership	Texas
FSP Park Ten LLC	Delaware
FSP Park Ten Phase II Limited Partnership	Texas
FSP Property Management LLC	Massachusetts
FSP Protective TRS Corp.	Massachusetts
FSP REIT Protective Trust	Massachusetts
FSP River Crossing LLC	Delaware
FSP Southfield Centre Limited Partnership	Massachusetts
FSP Willow Bend Office Center Corp.	Delaware
FSP Willow Bend Office Center Limited Partnership	Texas
FSP Willow Bend Office Center LLC	Delaware

EXHIBIT C

MATTERS TO BE COVERED BY SUBSEQUENT COMPANY COUNSEL OPINIONS

1.	Any required filing of the Prospectus and any supplement thereto pursuant to Rule 424(b) under the Securities Act has been made in the manner and within the time period required by Rule 424(b).
2.	The Registration Statement has become effective under the Securities Act. The Prospectus Supplement has been filed with the Commission in the manner and within the time period required by the applicable provisions of Rule 424(b) under the Securities Act. To our knowledge, (a) no stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act and (b) no proceedings for that purpose are pending or threatened by the Commission.
3.	The Company qualified to be taxed as a REIT pursuant to sections 856 through 860 of the Code for its taxable years ended December 31, 2002 through December 31, 2011, and the Company’s organization, ownership and proposed method of operation as described in the Registration Statement and the Prospectus Supplement will enable it to continue to qualify as a REIT for its taxable year ending December 31, 2012, and in the future.
4.	[The statements under the caption “Description of Capital Stock” in the Prospectus, insofar as such statements constitute matters of law or legal conclusions or summarize the terms of agreements, are correct in all material respects.]*
5.	[The statements in the Base Prospectus under the caption “Material United States Federal Income Tax Considerations,” as supplemented by the statements in the Prospectus Supplement under the caption “Material United States Federal Income Tax Considerations,” have been reviewed by us and, insofar as such statements constitute matters of law or legal conclusions, are correct in all material respects.]*

In addition, such opinion shall also contain a statement that such counsel has participated in conferences with officers and other representatives of the Company, representatives of and counsel for Baird and representatives of the registered independent public accounting firm of the Company, during which the contents of the Registration Statement and the Prospectus were discussed, and although it does pass upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus, subject to the foregoing and based on such participation and discussions:

(a)	the Registration Statement, as of the date of its filing with the Commission, and the Prospectus, as of the date thereof (except for the financial statements, including the notes and schedules thereto, other financial, statistical and accounting data included therein or omitted therefrom, and assessments of or reports on the effectiveness of internal control over financial reporting contained therein, as to which we express no view), appear on their face to be appropriately responsive in all material respects to the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder;

(b)	no facts have come to our attention that have caused us to believe that (i) the Registration Statement, as of its effective date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading (except as set forth in the parenthetical in clause (a) above), [(ii) the Disclosure Package, as of the Time of Sale, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (except as set forth in the parenthetical in clause (a) above)]* or (iii) the Prospectus, as of its date, as of each Applicable Time and as of the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (except as set forth in the parenthetical in clause (a) above);
(c)	we are not aware of any contract or other document of a character required by the Securities Act and the applicable rules and regulations of the Commission thereunder to be filed as an exhibit to the Registration Statement that is not so filed; and
(d)	we are not aware of any action, proceeding or litigation pending, contemplated or threatened against the Company before any court or governmental or administrative agency or body that is required by the Securities Act or the rules and regulations thereunder to be described in the Registration Statement or the Prospectus that is not so described.

*   Required only if the Company Counsel Opinion is being delivered in connection with the first Representation Date following the filing of the New Registration Statement.